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                                                                    EXHIBIT 23.5

                      SIDLEY AUSTIN LLP    BEIJING   GENEVA       SAN FRANCISCO
                      ONE SOUTH DEARBORN   BRUSSELS  HONG KONG    SHANGHAI
                      CHICAGO, IL  60603   CHICAGO   LONDON       SINGAPORE
  SIDLEY AUSTIN LLP   (312) 853 7000       DALLAS    LOS ANGELES  TOKYO
 ------------------   (312) 853 7036 FAX             NEW YORK     WASHINGTON, DC
SIDLEY

                                           FOUNDED 1866


                                January 25, 2006




Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

RE:      $4,000,000,000 SECURED NOTES REGISTRATION STATEMENT
         ON FORM S-3 -- -- CONSENT TO REGISTRATION STATEMENT REFERENCE

         This letter will serve as our consent to the reference in the registration statement, as amended, on Form S-3 to be filed by Principal Life Insurance Company and Principal Financial Group, Inc. with the Securities and Exchange Commission, to the legal opinion of Sidley Austin LLP, as counsel to Principal Life Insurance Company and Principal Financial Group, Inc., regarding priority of claims with respect to funding agreements pursuant to Iowa Code
Section 507C.42.

Very truly yours,

/s/ SIDLEY AUSTIN LLP
----------------------------
SIDLEY AUSTIN LLP




                 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships